                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Retirement Reserves Money Fund of
Merrill Lynch Retirement Series Trust:

We consent to the use in Post-Effective Amendment No. 17 to Registration Statement No. 2-74584 of our report dated December 3, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


                                                /s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
February 20, 1997